UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

       We consent to the incorporation by reference in this Registration Statement of SeaLife Corporation on Form S-8 of our report, dated
    September 17, 2003, which includes an emphasis paragraph relating to the
       Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of SeaLife
                  Corporation for the year ended May 31, 2003.

                               /s/ Terance Kelley
                     --------------------------------------
                                 TERANCE KELLEY

                            Los Angeles, California
                                October 17, 2003